SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-28887

Date of Report: February 16, 2010

CARBONICS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-3328734
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

One Penn Plaza, Suite 1612, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 994-5374
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Disposition of Assets

On February 16, 2010 the Registrant’s subsidiary, Sustainable Systems LLC, executed a Deed in Lieu of Foreclosure Agreement with Sustainable Systems, Inc., GS AgriFuels Corporation, GreenShift Corporation and Anchor Light, LP.  The Deed in Lieu of Foreclosure Agreement referenced a Loan Agreement dated December 8, 2008, pursuant to which on February 16, 2010 Sustainable Systems LLC owed Anchor Light, LP $1,586,253.27 and under which Sustainable Systems LLC was in default.  The obligations of Sustainable Systems LLC under the Loan Agreement were guaranteed by Sustainable Systems, Inc. (a subsidiary of the Registrant), GS AgriFuels Corporation and GreenShift Corporation (the “Guarantors”).

The obligations under the Loan Agreement had been secured by a mortgage of the real and personal property in Culbertson, Montana on which Sustainable Systems carried out its operations.  Pursuant to the deed in Lieu of Foreclosure Agreement, Sustainable Systems LLC transferred the property to a subsidiary of Anchor Light, LP, and Anchor Light, LP agreed that it would not initiate action against Sustainable Systems, LLC or the Guarantors to enforce the Loan Agreement, except as necessary to enforce its rights in foreclosure.

Item 9.01                Financial Statements and Exhibits

Financial Statements

Pro forma financial statements of Carbonics Capital Corporation for the nine months ended September 30, 2009 will be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2010                                                         CARBONICS CAPITAL CORPORATION

By: /s/ Paul Miller
            Paul Miller, Chief Executive Officer